Exhibit 5.1

March 3, 2022

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 dated March 3, 2022 of Profound Medical Corp. of our report dated March 2, 2021, which appears in Exhibit 99.3 to the Company’s Form 40-F dated on March 2, 2021

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Ontario, Canada

PricewaterhouseCoopers LLP

PwC Centre, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J 0C5

T: +1 905 815 6300, F: +1 905 815 6499, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.